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                                                                    EXHIBIT 99.1
[ALLEN TELECOM LOGO]
                                                           FOR IMMEDIATE RELEASE





                     ALLEN TELECOM ANNOUNCES FOURTH QUARTER
                  AND FULL YEAR 2001 SALES AND EARNINGS RESULTS


        BEACHWOOD, OHIO, February 13, 2002 - Allen Telecom Inc. (NYSE: ALN) today reported its financial results for the fourth quarter ended December 31, 2001 and full year results for 2001. Sales for the fourth quarter 2001 were $89.6 million, a decline of 16.1% compared to $106.9 million in the fourth quarter of 2000 and down 1.8% sequentially when compared to third quarter 2001 sales of $91.3 million. Earnings per common share from continuing operations in the fourth quarter of 2001 were a loss of $.07 per common share, excluding an unusual, one-time restructuring charge of $.05 per common share, compared to $.13 per common share from continuing operations in the fourth quarter of 2000. Reported earnings per share were a loss of $.12 in the fourth quarter of 2001, including the unusual, one-time restructuring charge, as compared to reported earnings per share of $.13 in the fourth quarter of 2000. All per share amounts refer to both basic and fully diluted earnings per common share.

        Reported sales for the full year 2001 improved slightly to $394.6 million when compared to full year 2000 sales of $392.6 million. Earnings per share from continuing operations for the year 2001 were a loss of $.01 per common share, excluding the unusual, one-time restructuring charge of $.05 per share, as compared to earnings from continuing operations of $.38 per common share for the full year 2000. Reported earnings per share for the year 2001, including the unusual, one-time restructuring charge of $.05 per share, were a loss of $.06 per share as compared to reported earnings per share for the year 2000 of $.43, which include a one-time gain from discontinued operations of $.05 per common share related to the sale of the Company's automotive emissions testing business which was sold in the first quarter of 1999.

        The acquisition of certain assets and liabilities of Bartley R. F. Systems, headquartered in Amesbury, MA, was completed late in December, 2001. Bartley designs and manufactures base station subsystems and components and will service its customers in the future under the FOREM brand name. The unusual, one-time charge of $2.3 million or $.05 per common share in the fourth quarter of 2001 related to the closing and consolidation of the Company's manufacturing plant in Sparks, NV into the Bartley manufacturing plant in


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Amesbury, MA. The total cost associated with the Bartley acquisition includes the issuance of 2,271,391 common shares of Allen Telecom stock, a cash payment of $0.4 million and assumed debt of $4.1 million. Bartley's sales for the full year 2001 were approximately $41.0 million.

        Bartley R. F. Systems sales and earnings have not been included in Allen Telecom's profit and loss statements for the year 2001. They will be included in the Company's profit and loss statements beginning January 1, 2002. All of Bartley's balance sheet items, however, have been incorporated into the Company's consolidated balance sheet as of December 31, 2001.

        Sales of Geolocation Products, Allen Telecom's newest product line, were $5.5 million in the fourth quarter of 2001 as compared to third quarter sales of $2.4 million, which was the first quarter the Geolocation product line recorded shipments. On January 16, 2002 Allen Telecom announced that AT&T Wireless signed an agreement to purchase Geometrix(R) wireless caller location systems for installation in selected AT&T Wireless markets.

        Allen Telecom's balance sheet improved in the fourth quarter of 2001, as compared to the third quarter of 2001. Outstanding debt was reduced by $7.6 million to $152.8 million at December 31, 2001, even after the $4.5 million assumption of debt and cash payment related to the Bartley acquisition, as compared to outstanding debt of $160.4 million at September 30, 2001. In addition, the Company's cash balance increased by $9.9 million. These improvements were obtained through the implementation of cost controls and investment restrictions at all operating divisions. Inventories were reduced by $18.8 million during the fourth quarter of 2001 as compared to the third quarter ended September 30, 2001. Receivables were reduced by $8.4 million in the fourth quarter of 2001 as compared to the third quarter ended September 30, 2001. These changes in inventories and receivables exclude the impact of the acquisition of Bartley's assets at year-end 2001.

        The Company's order backlog increased 38% from $89.5 million at September 30, 2001 to $123.4 million at December 31, 2001 and increased 11% from December 31, 2000. The increase in backlog as of December 31, 2001 is attributable to the inclusion of Bartley's $8.1 million backlog and to the increase in the Company's geolocation backlog which ended December 31, 2001 at $48.7 million versus $1.0 million at the end of September 30, 2001, partially offset by reductions in backlog for most of its other product lines.

        Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing repeaters, in-building systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides


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integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks. Grayson Wireless supplies measurement and signal processing systems for testing the performance of a wireless network, network-based wireless caller geolocation systems for E 911 and value added services. Comsearch offers program management, network planning, engineering, development and installation of wireless networks worldwide.

        Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Company's future performance and financial results are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company, include, among others, the cost, success and timetable for new product development; the cost and timing of the integration of Bartley and the consolidation of the Company's Nevada facility into Bartley's Massachusetts facility; the cost and outcome of pending litigation filed by a competitor in the E 911 geolocation business claiming infringement by the Company of intellectual property rights; the health and economic stability of the world and national markets; the cost and availability of capital and financing to the Company and its customers; the effective realization of inventory and other working capital assets to cash; the impact of competitive products and pricing in the Company's markets; the ability of the Company to generate future U.S. income needed to utilize the Company's tax loss carry forwards; and, the impact of U.S. and foreign government legislative/regulatory actions. Allen Telecom Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain additional details concerning these factors.

For further information contact:            Dianne B. McCormick
                                            Director, Investor Relations
                                            (216) 765-5855 (phone)
                                            (216) 765-0375 (fax)
                                            Dianne_McCormick@allentele.com



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                               ALLEN TELECOM INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                                ------------------------      ------------------------
                                                   2001          2000           2001           2000
                                                   ----          ----           ----           ----
                                                       (Unaudited)
SALES                                            $ 89,645       $106,884      $ 394,601       $392,608

Cost of sales (Note 1)                            (69,843)       (76,838)      (296,342)      (277,666)
                                                ---------      ---------      ---------      ---------

Gross profit                                       19,802         30,046         98,259        114,942

Operating expenses:
   Selling, general and
   administrative expenses (Note 1)               (14,559)       (13,418)       (56,776)       (54,271)

   Research and development and product
     engineering costs                             (6,108)        (5,951)       (26,086)       (25,442)


   Amortization of goodwill                        (1,966)        (1,981)        (7,901)        (7,822)
                                                ---------      ---------      ---------      ---------

Operating (loss) income                            (2,831)         8,696          7,496         27,407

Interest expense                                   (3,073)        (3,027)       (11,281)       (11,022)

Interest income                                       306            532          1,034          1,989
                                                ---------      ---------      ---------      ---------

(Loss) income before taxes and minority
  interest                                         (5,598)         6,201         (2,751)        18,374

Benefit (provision) for income taxes                2,183         (2,539)         1,073         (7,530)
                                                ---------      ---------      ---------      ---------

(Loss) income before minority interest             (3,415)         3,662         (1,678)        10,844


Minority interest                                     (29)            (6)          (145)           (91)
                                                ---------      ---------      ---------      ---------



(LOSS) INCOME FROM CONTINUING OPERATIONS           (3,444)         3,656         (1,823)        10,753


Discontinued emissions testing operations -
     gain on sale (Note 2)                             --             --             --          1,300
                                                ---------      ---------      ---------      ---------


NET (LOSS) INCOME                                $ (3,444)        $3,656       $ (1,823)       $12,053
                                                =========      =========      =========      =========

EARNINGS (LOSS) PER COMMON SHARE,
basic and diluted:
    Continuing operations                           $(.12)          $.13          $(.06)          $.38
    Discontinued operations - gain on sale             --             --             --            .05
                                                ---------      ---------      ---------      ---------
    Net (loss) income                               $(.12)          $.13          $(.06)          $.43
                                                =========      =========      =========      =========

Weighted average common shares outstanding:
    Basic                                          28,450         27,870         28,090         27,820
                                                ---------      ---------      ---------      ---------
    Diluted                                        28,450         28,390         28,090         28,270
                                                ---------      ---------      ---------      ---------



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Note 1: In the fourth quarter 2001, the Company recognized a restructuring charge of approximately $2.3 million, or $.05 per basic and diluted share after related income tax effect, with respect to the closing and consolidation of the Company's U.S. base station subsystem and components parts manufacturing facility in Nevada into the newly acquired Bartley manufacturing facility in Massachusetts. Of the cost, approximately $1.0 million is in cost of sales and $1.3 million in selling, general and administrative expenses.

Note 2: The gain on sale from discontinued operations in 2000 represents income from previously contingent purchase price earned on the sale of the Company's former automotive emissions testing business sold in the first quarter of 1999. This gain is net of related income taxes in the amount of $.7 million.

Note 3: Segment information for the Company is as follows (amounts in thousands):

                                                          Three Months Ended       Twelve Months Ended
                                                             December 31,             December 31,
         ------------------------------------------------------------------------------------------------
                                                           2001        2000        2001         2000
         ------------------------------------------------------------------------------------------------
         Sales to external customers:
            Wireless communications equipment:
              Base station subsystems and components     $ 30,799    $ 52,998     $182,964   $190,934
              Repeater and in-building coverage
               products                                    27,773      20,451       94,523     78,751
              Base station and mobile antennas             21,413      27,724       88,218     97,820
              Geolocation products                          5,491           -        7,846          -
                                                        -------------------------------------------------
                 Total wireless communications
                  equipment                                85,476     101,173      373,551    367,505
            Wireless engineering and consulting
             services                                       4,169       5,711       21,050     25,103
         ------------------------------------------------------------------------------------------------
                 Total sales                             $ 89,645    $106,884     $394,601   $392,608
         ------------------------------------------------------------------------------------------------
         Results of  operations:
            Wireless communications equipment            $    928    $ 12,081     $ 21,159   $ 38,226
            Wireless engineering and consulting
             services                                        (190)        524        1,025      4,426
                                                        -------------------------------------------------
                                                              738      12,605       22,184     42,652
         Goodwill amortization                             (1,966)     (1,981)      (7,901)    (7,822)
         General corporate expenses                        (1,603)     (1,928)      (6,787)    (7,423)
         ------------------------------------------------------------------------------------------------
         Operating (loss) income                         $ (2,831)   $  8,696     $  7,496   $ 27,407
         ------------------------------------------------------------------------------------------------




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                               ALLEN TELECOM INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                           DECEMBER 31,         DECEMBER 31,
                                                              2001                 2000
                                                            ---------            ---------
ASSETS

Cash and equivalents                                       $   16,368            $  10,539
Receivables                                                    92,291               93,815
Inventories                                                   124,026              101,640
Other current assets                                           25,245               11,131
                                                            ---------            ---------
     Total current assets                                     257,930              217,125

Fixed assets                                                   41,290               41,279
Goodwill and other assets                                     212,736              214,618
                                                            ---------            ---------
     TOTAL ASSETS                                            $511,956             $473,022
                                                             ========             ========

LIABILITIES

Notes payable and current maturities of long-term
    obligations                                              $ 12,318             $  3,796
Accounts payable                                               40,355               45,181
Accrued expenses                                               27,827               26,305
Income taxes                                                   14,633                9,212
                                                            ---------             --------
     Total current liabilities                                 95,133               84,494

Long-term debt                                                140,530              134,639
Other liabilities                                              17,936               18,908
                                                            ---------            ---------
     TOTAL LIABILITIES                                        253,599              238,041

STOCKHOLDERS' EQUITY                                          258,357              234,981
                                                            ---------            ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $511,956             $473,022
                                                            =========            =========
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